UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2004

POLARIS INDUSTRIES INC.

(Exact name of Registrant as specified in its charter)

Minnesota (State of Incorporation)	1-11411 (Commission File Number)	41-1790959 (I.R.S. Employer Identification No.)

2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)

(763) 542-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURE
Presentation Materials
Press Release

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On September 2, 2004 Polaris Industries Inc. (the “Company”) announced that it will cease to manufacture marine products effective immediately (as described more fully under Item 2.05 and Exhibit 99.2 to this report). In order to provide additional historical financial information regarding its continuing operations and the impact of discontinued operations, the Company is furnishing its quarterly consolidated statements of income for the fiscal year ended December 31, 2003 and the fiscal quarters ended March 31, 2004 and June 30, 2004. The consolidated statements of income appear as Exhibits A and B to the presentation materials (as described more fully under Item 7.01 of this report), which are attached to this report as Exhibit 99.1.

     Additionally, the Company is updating its sales and earnings guidance for the quarter ending September 30, 2004 and the full year ending December 31, 2004. The updated sales and earnings guidance also appears in the presentation materials attached to this report as Exhibit 99.1.

     The presentation materials are furnished pursuant to Regulation FD. These materials are also available on the Company’s web site at www.polarisindustries.com. Such materials shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

     On September 2, 2004 the Company announced that it will cease to manufacture marine products effective immediately. The Company cited the following factors as influencing its decision:

1.	The personal watercraft market has been in decline for several years, leaving industry sales today at about half the size of the market from its peak in 1996 with uncertainty of recovery.

2.	In 2003, sales from the marine division comprised only three percent of total Company sales.

3.	Less than 25 percent of Polaris dealers in North America carry marine products, and it generally makes up a small percentage of their overall business.

4.	As technology and the distribution channel have evolved, the marine division’s lack of commonality with other Polaris product lines has created challenges for Polaris and its dealer base.

5.	Recently, the marine division has experienced escalating costs and increasing competitive pressures.

6.	The marine business has never been profitable for Polaris, and generated a pretax loss from operations of $13 million in 2003.

     The Company expects to incur a loss on disposal of discontinued operations during the third quarter 2004 of approximately $36 million (or $24 million after tax, which represents $0.53 per diluted share) related to its decision to discontinue its marine division. This loss includes the estimated costs to support the dealers in selling their remaining inventory, additional incentives and discounts to encourage consumers to purchase remaining products, the disposal of the Company’s remaining inventory, tooling and other physical assets, and the cancellation of supplier arrangements. The Company estimates that the anticipated charge will result in approximately $29 million in future cash expenditures.

Item 7.01	REGULATION FD DISCLOSURE

     Materials dated September 2, 2004 (attached to this report as Exhibit 99.1 and furnished pursuant to Regulation FD) were prepared with respect to presentations that may be made during the September 2, 2004 conference call that was announced in the press release attached as Exhibit 99.2 to this report. These materials and the press release are also available on the Company’s website at www.polarisindustries.com. Such materials and press release shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Presentation Materials

99.2	Press Release dated September 2, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 2, 2004	POLARIS INDUSTRIES INC.

/s/ Michael W. Malone Michael W. Malone Vice President—Finance, Chief Financial Officer and Secretary of Polaris Industries Inc.

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